UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 18, 2009

NETAPP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)
495 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)
(408) 822-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report )
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On November 18, 2009, NetApp, Inc., through its wholly-owned subsidiary NetApp India Private Limited (“NetApp India”), entered into an Agreement to Sell (the “Agreement”) with Bhoruka Financial Services Limited (“Bhoruka”). Pursuant to the Agreement, NetApp India agreed to purchase, and Bhoruka agreed to sell, fifteen (15) acres of land in Bangalore, India for an aggregate purchase price of Rs. 121,50,00,000, or approximately $ 26.2 million. On November 21, 2009, NetApp India deposited 20% of the aggregate purchase price in an escrow fund. The parties have agreed to complete the sale as soon as the conditions to closing described in the Agreement are satisfied.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1 Agreement to Sell, dated as of November 18, 2009, by and between Bhoruka Financial Services Limited, as Seller, and NetApp India Private Limited, as Buyer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC. (Registrant)
November 25, 2009	By:	/s/ Andrew Kryder
Andrew Kryder
Secretary, General Counsel, and Senior Vice President, Legal and Tax

Index to Exhibits

Exhibit	Description
10.1	Agreement to Sell, dated as of November 18, 2009, by and between Bhoruka Financial Services Limited, as Seller, and NetApp India Private Limited, as Buyer